UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 16, 2017

DAVITA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 16th Street
Denver, CO 80202
(Address of principal executive offices including Zip Code)
(303) 405-2100
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 16, 2017, the Company held its annual meeting of stockholders in Denver, Colorado. Represented in person or by proxy at the annual meeting were 163,364,597 shares of the Company’s common stock, or 83.94% of its outstanding shares of common stock. The results of matters submitted to a stockholder vote at the annual meeting are as follows:
Item 1. Election of Directors.
Eleven board nominees for director were elected by a majority of the votes cast for a term of one year or until their successors are duly elected and qualified. The voting results are as follows:

Name of Nominee	For	Against	Abstain	Broker non-votes
Pamela M. Arway	147,607,409	2,680,300	74,066	13,002,882
Charles G. Berg	146,762,396	3,528,879	70,500	13,002,882
Carol Anthony (“John”) Davidson	148,113,084	2,174,928	73,763	13,002,882
Barbara J. Desoer	150,061,192	230,767	69,816	13,002,882
Pascal Desroches	148,617,259	1,669,571	74,945	13,002,882
Paul J. Diaz	149,143,726	1,141,205	76,844	13,002,882
Peter T. Grauer	127,563,564	22,724,516	73,695	13,002,882
John M. Nehra	148,931,721	1,357,825	72,229	13,002,882
William L. Roper	148,307,970	1,983,042	70,763	13,002,882
Kent J. Thiry	143,719,862	5,290,648	1,351,265	13,002,882
Phyllis R. Yale	150,010,124	278,503	73,148	13,002,882
Item 2. Ratification of appointment of independent registered public accounting firm.
The stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2017. The voting results are as follows:

For	Against	Abstain
160,556,826	2,758,027	49,744
Item 3. Advisory vote on executive compensation.
The proposal received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
142,027,373	8,198,566	135,836	13,002,882
Item 4. Advisory vote on the frequency of future advisory votes on executive compensation
The proposal to hold future advisory votes on executive compensation on an annual basis was approved. In light of these results, the Company intends to continue holding an annual advisory vote on executive compensation. The voting results are as follows:

1 Year	2 Years	3 Years	Abstain
135,726,613	115,737	14,399,382	120,043

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 22, 2017	By:	/s/ Samantha A. Caldwell
Samantha A. Caldwell
Corporate Secretary